UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On April 29, 2021, Mid Penn Bancorp, Inc. (the “Company”) and its wholly-owned bank subsidiary, Mid Penn Bank (the “Bank”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company will issue and sell to the Underwriters 2,600,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) at a public offering price of $25.00 per share in an underwritten public offering (the “Offering”). The Company has also granted the Underwriters a 30-day option to purchase up to 390,000 additional shares. The underwriting discounts and commissions were $1.375 per share sold in the Offering. The net proceeds of the Offering, after deducting underwriting discounts and commissions and estimated expenses payable by the Company, and without exercise of the Underwriters’ option, are expected to be approximately $61 million.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Bank, customary conditions to closing, indemnification obligations of the Company, the Bank and the Underwriters, including the liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K.

Pursuant to the Underwriting Agreement, the directors and certain executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of shares of the Company’s Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, subject to certain exceptions.

The offer and sale of shares of Common Stock to be sold in this Offering have been registered under the Securities Act pursuant to a shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (File No. 333-233146) declared effective by the Securities and Exchange Commission on August 16, 2019 (the “Registration Statement”). The offer and sale of the Common Stock is being made under the Company’s prospectus, dated August 16, 2019, filed as part of the Registration Statement, as supplemented by the final prospectus supplement dated April 29, 2021.

In connection with the Offering, the legal opinion as to the legality of the shares of Common Stock sold in this Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 29, 2021, by and among Mid Penn Bancorp, Inc., Mid Penn Bank and Piper Sandler & Co. as representative of the underwriters.

5.1	Opinion of Pillar Aught LLC

23.1	Consent of Pillar Aught LLC (included in Exhibit 5.1).

104.	Cover Page Interactive Date File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: May 3, 2021	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer